Exhibit 99.1

Contact:	Wallace R. Cooney		For Immediate Release
	(703) 345-6470		February 26, 2025

GRAHAM HOLDINGS COMPANY REPORTS
2024 AND FOURTH QUARTER EARNINGS
ARLINGTON, VA - Graham Holdings Company (NYSE: GHC) today reported its financial results for the fourth quarter and full year of 2024. The Company also filed its Form 10-K today for the year ended December 31, 2024 with the Securities and Exchange Commission.
Division Operating Results
Revenue for 2024 was $4,790.9 million, up 9% from $4,414.9 million in 2023. Revenues increased at education, television broadcasting, healthcare and automotive, partially offset by declines at manufacturing and other businesses. The Company reported operating income for 2024 of $215.5 million, compared to $69.4 million in 2023. Excluding goodwill and other long-lived asset impairment charges, the improvement in operating results is due to increases at education, television broadcasting and healthcare, partially offset by declines at manufacturing and automotive. The Company reported adjusted operating cash flow (non-GAAP) for 2024 of $447.0 million, compared to $338.3 million in 2023. Adjusted operating cash flow increased at education, television broadcasting, healthcare, automotive and other businesses, partially offset by a decline at manufacturing. Capital expenditures totaled $93.1 million and $107.3 million for 2024 and 2023, respectively.
For the fourth quarter of 2024, revenue was $1,245.8 million, up 7% from $1,166.8 million in 2023. Revenues increased at education, television broadcasting, healthcare and other businesses, partially offset by declines at manufacturing and automotive. The Company reported operating income of $72.5 million in the fourth quarter of 2024, compared to $40.8 million in 2023. The increase in operating results is due to increases at television broadcasting, manufacturing, healthcare and other business, partially offset by a decline at education, due to a fourth quarter long-lived asset impairment charge of $22.9 million, and a decline at automotive. The Company reported adjusted operating cash flow (non-GAAP) for the fourth quarter of 2024 of $139.6 million, compared to $83.0 million in 2023. Adjusted operating cash flow increased at education, television broadcasting, manufacturing, healthcare and other businesses, partially offset by a decline at automotive. Capital expenditures totaled $27.1 million and $35.7 million for the fourth quarter of 2024 and 2023, respectively.
Acquisitions and Dispositions of Businesses
There were no significant business acquisitions or dispositions during the fourth quarter of 2024.
Debt, Cash and Marketable Equity Securities
At December 31, 2024, the Company had $748.2 million in borrowings outstanding at an average interest rate of 6.0%, including $62.8 million outstanding on its $300 million revolving credit facility. Cash, marketable equity securities and other investments totaled $1,156.6 million at December 31, 2024.
At December 31, 2023, the Company had $811.8 million in borrowings outstanding at an average interest rate of 6.4%, including $97.9 million outstanding on its $300 million revolving credit facility. Cash, marketable equity securities and other investments totaled $898.9 million at December 31, 2023.
The Company recognized $27.0 million and $24.6 million in net gains on marketable equity securities in the fourth quarter of 2024 and 2023, respectively.
Common Stock Repurchases
During the fourth quarter of 2024, the Company purchased a total of 19,672 shares of its Class B common stock at a cost of $15.9 million. At December 31, 2024, there were 4,332,307 shares outstanding. On September 12, 2024, the Board of Directors authorized the Company to acquire up to 500,000 shares of Class B common stock; the Company has remaining authorization for 466,460 shares as of December 31, 2024.
Pension Plan
At December 31, 2024, the Company had a pension surplus of $2,510.5 million, reported in the Company’s Consolidated Balance Sheet as Prepaid Pension Cost, an increase from $2,113.6 million at December 31, 2023.
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In the fourth quarter of 2024, the Company purchased an irrevocable group annuity contract from an insurance company for $461.3 million to settle $457.9 million of the outstanding defined benefit obligation related to certain retirees and beneficiaries. The purchase of the group annuity contract was funded from the assets of the Company’s pension plan. As a result of this transaction, the Company was relieved of all responsibility for these pension obligations and the insurance company is now required to pay and administer the retirement benefits owed to approximately 1,850 retirees and beneficiaries, with no change to the amount, timing or form of monthly retirement benefit payments. As a result, the Company recorded a one-time, pre-tax, noncash settlement gain of $653.4 million in the fourth quarter of 2024.
Mandatorily Redeemable Noncontrolling Interest and Subsequent Event
The Company recorded interest expense of $34.2 million and $119.3 million for the fourth quarter and year ended December 31, 2024, respectively, to adjust the fair value of the mandatorily redeemable noncontrolling interest at Graham Healthcare Group (GHG). The significant adjustment recorded in 2024 is largely related to a substantial increase in the estimated fair value of CSI Pharmacy Holding Company, LLC (CSI).
On February 25, 2025, the Company and a group of minority shareholders entered into an agreement to settle a significant portion of the mandatorily redeemable noncontrolling interest for a total of $205 million, which consists of approximately $186.25 million in cash and $18.75 million in Graham Holdings Company Class B common stock. Refer to Notes 2, 3, 11 and 12 in the Company’s 2024 10-K filing for additional information.
Overall Company Results
The Company reported net income attributable to common shares of $724.6 million ($163.40 per share) for the year ended December 31, 2024, compared to $205.3 million ($43.82 per share) for the year ended December 31, 2023. For the fourth quarter of 2024, the Company reported net income attributable to common shares of $548.8 million ($125.55 per share), compared to $53.3 million ($11.72 per share) for the fourth quarter of 2023.
The results for 2024 and 2023 were affected by a number of items as described in the Non-GAAP Financial Information schedule attached to this release. Excluding these items, net income attributable to common shares was $282.2 million ($63.63 per share) for 2024, compared to $200.5 million ($42.78 per share) for 2023. Excluding these items, net income attributable to common shares was $98.7 million ($22.58 per share) for the fourth quarter of 2024, compared to $49.7 million ($10.94 per share) for the fourth quarter of 2023.
* * * * * * * * * * * *
Additional Commentary on Fourth Quarter 2024 Results
Division Results
Education
For the fourth quarter of 2024, education division revenue totaled $408.2 million, up 3% from $395.5 million for the same period of 2023. Kaplan reported operating income for the fourth quarter of 2024 of $0.1 million, compared to $21.5 million in the fourth quarter of 2023. Excluding a long-lived asset impairment charge recorded in the fourth quarter of 2024, operating income increased.
Kaplan International revenue increased 3% in the fourth quarter of 2024 (1% on a constant currency basis). The increase is due largely to growth at Pathways and UK Professional, partially offset by lower revenue at Australia. Kaplan International reported operating income of $19.0 million for the fourth quarter of 2024, an 18% decline from $23.3 million in 2023. The decrease is due primarily to declines at Languages and Australia. Revenue and operating results at Australia declined in the fourth quarter of 2024 due to lower new student enrollments at Kaplan Business School resulting from changes in student visa policies.
Higher Education revenue in the fourth quarter of 2024 increased 2% compared to the same period of 2023. Kaplan recorded $14.6 million and $11.3 million in fees from Purdue Global in its Higher Education operating results for each of the fourth quarters of 2024 and 2023. Higher education results improved in the fourth quarter of 2024 due to an increase in the Purdue Global fee recorded.
Supplemental Education revenue increased 6% in the fourth quarter of 2024, driven mostly by growth in Legal assessment services, publishing, CFA, pre-college test preparation and securities licensure. Operating results were flat in the fourth quarter of 2024 compared to 2023 due to revenue growth, offset by increased employee healthcare and pension expense.
Kaplan corporate and other expenses decreased in the fourth quarter of 2024 due to lower incentive compensation expense compared to the fourth quarter of 2023.
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In the fourth quarter of 2024, Kaplan recorded an intangible asset impairment charge of $22.9 million related to one of the Kaplan International business units.
Television Broadcasting
For the fourth quarter of 2024, revenue increased 30% to $161.7 million, from $124.6 million in 2023, due primarily to a $49.7 million increase in political advertising revenue and an increase in digital advertising revenue, partially offset by a decline in local advertising revenue from fewer available advertising spots and lower demand, and a $1.9 million decrease in retransmission revenues. Operating income for the fourth quarter of 2024 improved 95% to $78.5 million, from $40.2 million in the same period of 2023, due to increased revenues and cost reductions from lower headcount, partially offset by increased pension expense.
Manufacturing
Manufacturing revenues decreased 9% in the fourth quarter of 2024 due to lower revenues at Hoover, partially offset by increased revenues at Dekko, Forney and Joyce. The revenue decline at Hoover is due largely to a decrease in overall product demand, particularly for multi-family housing. Revenues improved at Dekko due largely to growth in the commercial office electrical products and lighting sectors. In the fourth quarter of 2024, Hoover results included wood gains on inventory sales, compared to higher wood gains in the fourth quarter of 2023. Operating results were up in the fourth quarter of 2024 due to improved results at Dekko, Joyce and Forney, partially offset by a decline in results at Hoover.
Healthcare
Healthcare revenues increased 41% in the fourth quarter of 2024, largely due to significant growth at CSI from an expansion of infusion treatment offerings and patient service areas; revenue also grew in home health and hospice services and at the other healthcare businesses.
The increase in GHG operating results in the fourth quarter of 2024 is due to substantially higher operating results at CSI from significant revenue growth, along with improved results at home health and Surpass Behavioral Health, partially offset by increased pension expense. Adjusted operating cash flow (non-GAAP) at GHG increased to $24.6 million in the fourth quarter of 2024, from $12.7 million in the fourth quarter of 2023.
GHG recorded equity in earnings of $3.5 million and $3.1 million for the fourth quarter of 2024 and 2023, respectively, related to its interests in home health and hospice joint ventures.
Automotive
Revenues for the fourth quarter of 2024 decreased 5% due to a decline in new and used vehicle sales and a decline in sales of finance and insurance product offerings, partially offset by the addition of the Kia dealership and sales growth for services and parts. Operating results for the fourth quarter of 2024 declined due to lower sales and overall gross margins on new vehicles and a decline in finance and insurance product sales, partially offset by higher overall gross profit on services and parts, and higher overall gross profit and gross margins on used vehicles.
Other Businesses
A summary of revenue by category for other businesses:

	Three Months Ended
	December 31		%
(in thousands)	2024	2023	Change
Operating Revenues
Retail (1)	$32,998	$34,108	(3)
Media (2)	22,916	28,131	(19)
Specialty (3)	46,853	38,304	22
	$102,767	$100,543	2
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(1)	Includes Society6 and Saatchi Art (formerly Leaf Marketplace) and Framebridge
(2)	Includes World of Good Brands (WGB) (formerly Leaf Media), Code3, Slate, Foreign Policy and City Cast
(3)	Includes Clyde’s Restaurant Group, Decile and Supporting Cast
Overall, revenue from other businesses increased 2% in the fourth quarter of 2024. Retail revenue declined largely due to significantly lower revenue at Society6, partially offset by revenue growth at Framebridge and Saatchi Art. Media revenue declined due to lower revenue at WGB, Slate, Foreign Policy and Code3, partially offset by revenue growth at City Cast. Specialty revenue increased due to revenue growth at Clyde’s Restaurant Group (CRG), Decile and Supporting Cast.
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Operating results improved in the fourth quarter of 2024 due to a reduction in losses at WGB and Saatchi Art and improved results at CRG and Slate, partially offset by increased losses at Society6 and City Cast, and a decline in results at Code3 and Foreign Policy. Adjusted operating cash flow losses (non-GAAP) at other businesses improved to $16.1 million in the fourth quarter of 2024, from $20.0 million in the fourth quarter of 2023.
In the fourth quarter of 2024, the Company offered Separation Incentive Programs (SIPs) to certain employees at WGB and Decile to reduce the number of employees; $0.3 million in related non-operating pension expense was recorded.
Equity in Losses of Affiliates
Overall, the Company recorded equity in earnings of affiliates of $5.2 million for the fourth quarter of 2024, compared to losses of $2.9 million for 2023. These amounts include $1.4 million in net gains and $6.4 million in net losses for 2024 and 2023, respectively, from affiliates whose operations are not managed by the Company.
Net Interest Expense
The Company incurred net interest expense of $46.2 million and $23.0 million for the fourth quarter of 2024 and 2023, respectively. The Company recorded interest expense of $34.2 million and $8.7 million in the fourth quarter of 2024 and 2023, respectively, to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG. Excluding these adjustments, the decrease in net interest expense relates primarily to lower debt balances and lower interest rates on the Company’s variable debt.
Non-Operating Pension and Postretirement Benefit Income, Net
The Company recorded net non-operating pension and postretirement benefit income of $689.6 million for the fourth quarter of 2024, compared to $36.5 million for the fourth quarter of 2023.
In the fourth quarter of 2024, the Company recorded a pre-tax, noncash settlement gain of $653.4 million in connection with the purchase of an irrevocable group annuity contract from an insurance company.
In the fourth quarter of 2024, the Company recorded $0.5 million in expenses related to non-operating SIPs at Kaplan, manufacturing and other businesses. In the fourth quarter of 2023, the Company recorded $0.2 million in expenses related to a non-operating SIP at the television broadcasting division. The SIPs were funded by the assets of the Company’s pension plan.
Other Non-Operating Income (Expense)
For the fourth quarter of 2024, the Company recorded other non-operating income, net, of $9.6 million, compared to non-operating expense, net, of $3.4 million for the fourth quarter of 2023. The 2024 amounts included $11.1 million in foreign currency gains and other items, partially offset by a $1.7 million decrease in the fair value of a cost method investment. The 2023 amounts included $3.0 million in foreign currency losses; a $0.5 million impairment on a cost method investment, and other items; partially offset by $1.3 million in gains related to sales of businesses and contingent consideration.
Earnings Per Share
The calculation of diluted earnings per share for the fourth quarter of 2024 was based on 4,341,412 weighted average shares outstanding compared to 4,515,022 for the fourth quarter of 2023.
Forward-Looking Statements
All public statements made by the Company and its representatives that are not statements of historical fact, including certain statements in this press release, in the Company’s Annual Report on Form 10-K and in the Company’s 2024 Annual Report to Stockholders, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by the Company’s management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ from those stated, including, without limitation, comments about expectations related to acquisitions or dispositions or related business activities, the Company’s business strategies and objectives, the prospects for growth in the Company’s various business operations, the Company’s future financial performance, and the risks and uncertainties described in Item 1A of the Company’s Annual Report on Form 10-K. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. Any forward-looking statements made in this press release speaks only as of the date on which it is made. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31%
(in thousands, except per share amounts)	2024	2023	Change
Operating revenues	$1,245,800	$1,166,813	7
Operating expenses	1,120,823	1,092,258	3
Depreciation of property, plant and equipment	21,014	22,729	(8)
Amortization of intangible assets	7,925	11,032	(28)
Impairment of long-lived assets	23,535	—	—
Operating income	72,503	40,794	78
Equity in earnings (losses) of affiliates, net	5,167	(2,938)	—
Interest income	3,302	2,384	39
Interest expense	(49,542)	(25,423)	95
Non-operating pension and postretirement benefit income, net	689,570	36,499	—
Gain on marketable equity securities, net	27,019	24,638	10
Other income (expense), net	9,573	(3,364)	—
Income before income taxes	757,592	72,590	—
Provision for income taxes	206,000	16,900	—
Net income	551,592	55,690	—
Net income attributable to noncontrolling interests	(2,801)	(2,431)	15
Net Income Attributable to Graham Holdings Company Common Stockholders	$548,791	$53,259	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$126.63	$11.76	—
Basic average number of common shares outstanding	4,305	4,498
Diluted net income per common share	$125.55	$11.72	—
Diluted average number of common shares outstanding	4,341	4,515
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Twelve Months Ended
	December 31%
(in thousands, except per share amounts)	2024	2023	Change
Operating revenues	$4,790,904	$4,414,877	9
Operating expenses	4,401,413	4,110,315	7
Depreciation of property, plant and equipment	87,046	86,064	1
Amortization of intangible assets	37,119	50,039	(26)
Impairment of goodwill and other long-lived assets	49,822	99,066	(50)
Operating income	215,504	69,393	—
Equity in losses of affiliates, net	(3,303)	(5,183)	(36)
Interest income	9,868	7,122	39
Interest expense	(186,149)	(63,301)	—
Non-operating pension and postretirement benefit income, net	794,949	133,812	—
Gain on marketable equity securities, net	181,295	138,067	31
Other income, net	12,546	19,094	(34)
Income before income taxes	1,024,710	299,004	—
Provision for income taxes	292,100	87,300	—
Net income	732,610	211,704	—
Net income attributable to noncontrolling interests	(7,976)	(6,416)	24
Net Income Attributable to Graham Holdings Company Common Stockholders	$724,634	$205,288	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$164.62	$43.96	—
Basic average number of common shares outstanding	4,372	4,639
Diluted net income per common share	$163.40	$43.82	—
Diluted average number of common shares outstanding	4,405	4,654
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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31		%	December 31		%
(in thousands)	2024	2023	Change	2024	2023	Change
Operating Revenues
Education	$408,191	$395,476	3	$1,691,778	$1,587,581	7
Television broadcasting	161,720	124,618	30	535,678	472,436	13
Manufacturing	94,728	104,028	(9)	395,642	447,910	(12)
Healthcare	179,967	127,976	41	611,109	459,481	33
Automotive	298,431	314,642	(5)	1,200,477	1,079,893	11
Other businesses	102,767	100,543	2	356,520	369,653	(4)
Corporate office	575	365	58	2,302	1,580	46
Intersegment elimination	(579)	(835)	—	(2,602)	(3,657)	—
	$1,245,800	$1,166,813	7	$4,790,904	$4,414,877	9
Operating Expenses
Education	$408,116	$374,020	9	$1,590,949	$1,483,110	7
Television broadcasting	83,230	84,400	(1)	334,513	338,498	(1)
Manufacturing	88,187	99,157	(11)	377,272	464,703	(19)
Healthcare	162,170	121,415	34	560,224	435,636	29
Automotive	289,335	303,924	(5)	1,162,462	1,040,635	12
Other businesses	126,809	127,854	(1)	491,372	529,379	(7)
Corporate office	16,029	16,084	0	61,210	57,180	7
Intersegment elimination	(579)	(835)	—	(2,602)	(3,657)	—
	$1,173,297	$1,126,019	4	$4,575,400	$4,345,484	5
Operating Income (Loss)
Education	$75	$21,456	—	$100,829	$104,471	(3)
Television broadcasting	78,490	40,218	95	201,165	133,938	50
Manufacturing	6,541	4,871	34	18,370	(16,793)	—
Healthcare	17,797	6,561	—	50,885	23,845	—
Automotive	9,096	10,718	(15)	38,015	39,258	(3)
Other businesses	(24,042)	(27,311)	12	(134,852)	(159,726)	16
Corporate office	(15,454)	(15,719)	2	(58,908)	(55,600)	(6)
	$72,503	$40,794	78	$215,504	$69,393	—
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$25,150	$2,943	—	$33,417	$14,553	—
Television broadcasting	1,360	1,362	0	5,430	5,450	0
Manufacturing	2,431	3,120	(22)	10,818	63,803	(83)
Healthcare	118	973	(88)	1,511	3,675	(59)
Automotive	4	10	(60)	14	13	8
Other businesses	2,397	2,624	(9)	35,751	61,611	(42)
Corporate office	—	—	—	—	—	—
	$31,460	$11,032	—	$86,941	$149,105	(42)
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$25,225	$24,399	3	$134,246	$119,024	13
Television broadcasting	79,850	41,580	92	206,595	139,388	48
Manufacturing	8,972	7,991	12	29,188	47,010	(38)
Healthcare	17,915	7,534	—	52,396	27,520	90
Automotive	9,100	10,728	(15)	38,029	39,271	(3)
Other businesses	(21,645)	(24,687)	12	(99,101)	(98,115)	(1)
Corporate office	(15,454)	(15,719)	2	(58,908)	(55,600)	(6)
	$103,963	$51,826	—	$302,445	$218,498	38

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	Three Months Ended			Twelve Months Ended
	December 31		%	December 31		%
(in thousands)	2024	2023	Change	2024	2023	Change
Depreciation
Education	$8,322	$9,759	(15)	$35,058	$38,187	(8)
Television broadcasting	2,680	2,981	(10)	11,174	12,224	(9)
Manufacturing	2,756	2,496	10	10,983	9,453	16
Healthcare	1,828	1,673	9	6,859	5,475	25
Automotive	1,756	1,612	9	6,959	5,177	34
Other businesses	3,583	4,059	(12)	15,492	14,941	4
Corporate office	89	149	(40)	521	607	(14)
	$21,014	$22,729	(8)	$87,046	$86,064	1
Pension Expense
Education	$4,466	$2,227	—	$17,733	$8,907	99
Television broadcasting	1,472	833	77	6,055	3,331	82
Manufacturing	980	279	—	2,877	1,115	—
Healthcare	4,890	3,520	39	19,303	14,083	37
Automotive	30	9	—	116	35	—
Other businesses	1,940	661	—	7,517	2,508	—
Corporate office	894	952	(6)	3,937	3,808	3
	$14,672	$8,481	73	$57,538	$33,787	70
Adjusted Operating Cash Flow (non-GAAP)(1)
Education	$38,013	$36,385	4	$187,037	$166,118	13
Television broadcasting	84,002	45,394	85	223,824	154,943	44
Manufacturing	12,708	10,766	18	43,048	57,578	(25)
Healthcare	24,633	12,727	94	78,558	47,078	67
Automotive	10,886	12,349	(12)	45,104	44,483	1
Other businesses	(16,122)	(19,967)	19	(76,092)	(80,666)	6
Corporate office	(14,471)	(14,618)	1	(54,450)	(51,185)	(6)
	$139,649	$83,036	68	$447,029	$338,349	32
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(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets plus Depreciation Expense and Pension Expense.
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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31		%	December 31		%
(in thousands)	2024	2023	Change	2024	2023	Change
Operating Revenues
Kaplan international	$260,374	$252,164	3	$1,074,207	$966,879	11
Higher education	77,997	76,404	2	324,815	326,961	(1)
Supplemental education	70,241	66,241	6	291,630	292,776	0
Kaplan corporate and other	22	2,652	(99)	5,761	11,012	(48)
Intersegment elimination	(443)	(1,985)	—	(4,635)	(10,047)	—
	$408,191	$395,476	3	$1,691,778	$1,587,581	7
Operating Expenses
Kaplan international	$241,349	$228,906	5	$972,508	$879,349	11
Higher education	68,505	70,805	(3)	284,065	288,019	(1)
Supplemental education	64,745	60,761	7	264,696	270,304	(2)
Kaplan corporate and other	8,813	12,469	(29)	40,909	40,903	0
Amortization of intangible assets	2,220	2,943	(25)	10,487	14,076	(25)
Impairment of long-lived assets	22,930	—	—	22,930	477	—
Intersegment elimination	(446)	(1,864)	—	(4,646)	(10,018)	—
	$408,116	$374,020	9	$1,590,949	$1,483,110	7
Operating Income (Loss)
Kaplan international	$19,025	$23,258	(18)	$101,699	$87,530	16
Higher education	9,492	5,599	70	40,750	38,942	5
Supplemental education	5,496	5,480	0	26,934	22,472	20
Kaplan corporate and other	(8,791)	(9,817)	10	(35,148)	(29,891)	(18)
Amortization of intangible assets	(2,220)	(2,943)	25	(10,487)	(14,076)	25
Impairment of long-lived assets	(22,930)	—	—	(22,930)	(477)	—
Intersegment elimination	3	(121)	—	11	(29)	—
	$75	$21,456	—	$100,829	$104,471	(3)
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets
Kaplan international	$19,025	$23,258	(18)	$101,699	$87,530	16
Higher education	9,492	5,599	70	40,750	38,942	5
Supplemental education	5,496	5,480	0	26,934	22,472	20
Kaplan corporate and other	(8,791)	(9,817)	10	(35,148)	(29,891)	(18)
Intersegment elimination	3	(121)	—	11	(29)	—
	$25,225	$24,399	3	$134,246	$119,024	13
Depreciation
Kaplan international	$6,948	$7,669	(9)	$28,683	$28,501	1
Higher education	534	985	(46)	2,825	4,416	(36)
Supplemental education	834	1,078	(23)	3,487	5,165	(32)
Kaplan corporate and other	6	27	(78)	63	105	(40)
	$8,322	$9,759	(15)	$35,058	$38,187	(8)
Pension Expense
Kaplan international	$177	$81	—	$704	$325	—
Higher education	1,891	934	—	7,620	3,737	—
Supplemental education	1,974	1,037	90	7,848	4,147	89
Kaplan corporate and other	424	175	—	1,561	698	—
	$4,466	$2,227	—	$17,733	$8,907	99
Adjusted Operating Cash Flow (non-GAAP)(1)
Kaplan international	$26,150	$31,008	(16)	$131,086	$116,356	13
Higher education	11,917	7,518	59	51,195	47,095	9
Supplemental education	8,304	7,595	9	38,269	31,784	20
Kaplan corporate and other	(8,361)	(9,615)	13	(33,524)	(29,088)	(15)
Intersegment elimination	3	(121)	—	11	(29)	—
	$38,013	$36,385	4	$187,037	$166,118	13
____________

(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets plus Depreciation Expense and Pension Expense.
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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding Adjusted Operating Cash Flow and Net income excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;
•the ability to identify trends in the Company’s underlying business; and
•a better understanding of how management plans and measures the Company’s underlying business.
Adjusted Operating Cash Flow and Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The gains and losses on marketable equity securities relate to the change in the fair value (quoted prices) of its portfolio of equity securities. The mandatorily redeemable noncontrolling interest represents the ownership portion of a group of minority shareholders at a subsidiary of the Company's Healthcare business. The Company measures the redemption value of this minority ownership on a quarterly basis with changes in the fair value recorded as interest expense or income, which is included in net income for the period. The effect of gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest are not directly related to the core performance of the Company’s business operations since these items do not directly relate to the sale of the Company’s services or products. The accounting principles generally accepted in the United States (“GAAP”) require that the Company include the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest in net income on the Statements of Operations. The Company excludes the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest from the non-GAAP adjusted net income because these items are independent of the Company’s core operations and not indicative of the performance of the Company’s business operations.

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The following tables reconcile the non-GAAP financial measures for Net income, excluding certain items, to the most directly comparable GAAP measures:

	Three Months Ended December 31
	2024			2023
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$757,592	$206,000	$551,592	$72,590	$16,900	$55,690
Attributable to noncontrolling interests			(2,801)			(2,431)
Attributable to Graham Holdings Company Stockholders			548,791			53,259
Adjustments:
Net credit related to fair value changes in contingent consideration from prior acquisitions	—	—	—	(2,267)	(330)	(1,937)
Goodwill and other long-lived asset impairment charges	23,536	5,311	18,225	—	(3,874)	3,874
Settlement gain related to retiree annuity pension purchase	(653,427)	(167,285)	(486,142)	—	—	—
Charges related to non-operating Separation Incentive Programs	505	129	376	240	61	179
Net gains on marketable equity securities	(27,018)	(6,927)	(20,091)	(24,639)	(5,491)	(19,148)
Net (gains) losses of affiliates whose operations are not managed by the Company	(1,380)	(354)	(1,026)	6,391	1,637	4,754
Non-operating loss, from write-downs and impairments of cost method investments	1,718	441	1,277	500	111	389
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	34,150	(3,171)	37,321	8,701	377	8,324
Net Income, adjusted (non-GAAP)			$98,731			$49,694

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$125.55			$11.72
Adjustments:
Net credit related to fair value changes in contingent consideration from prior acquisitions			—			(0.43)
Goodwill and other long-lived asset impairment charges			4.17			0.85
Settlement gain related to retiree annuity pension purchase			(111.23)			—
Charges related to non-operating Separation Incentive Programs			0.09			0.04
Net gains on marketable equity securities			(4.60)			(4.21)
Net (gains) losses of affiliates whose operations are not managed by the Company			(0.23)			1.05
Non-operating loss, from write-downs and impairments of cost method investments			0.29			0.09
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			8.54			1.83
Diluted income per common share, adjusted (non-GAAP)			$22.58			$10.94

The adjusted diluted per share amounts may not compute due to rounding.
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	Twelve Months Ended December 31
	2024			2023
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$1,024,710	$292,100	$732,610	$299,004	$87,300	$211,704
Attributable to noncontrolling interests			(7,976)			(6,416)
Attributable to Graham Holdings Company Stockholders			$724,634			$205,288
Adjustments:
Net credit related to fair value changes in contingent consideration from prior acquisitions	—	—	—	(6,955)	(473)	(6,482)
Goodwill and other long-lived asset impairment charges	49,822	10,377	39,445	99,066	10,204	88,862
Settlement gain related to retiree annuity pension purchase	(653,427)	(167,285)	(486,142)	—	—	—
Charges related to non-operating Voluntary Retirement Incentive Program and Separation Incentive Programs	20,998	5,375	15,623	9,886	2,542	7,344
Net gains on marketable equity securities	(181,295)	(46,430)	(134,865)	(138,067)	(35,351)	(102,716)
Net losses of affiliates whose operations are not managed by the Company	3,543	907	2,636	16,047	4,178	11,869
Gain on sale of certain businesses and websites	(7,246)	(1,956)	(5,290)	(10,033)	(2,641)	(7,392)
Non-operating loss (gain), net, from valuation adjustments, sales and impairments of cost and equity method investments	16,698	4,274	12,424	(3,435)	(896)	(2,539)
Credit to interest expense resulting from gains realized related to the termination of interest rate swaps	—	—	—	(4,581)	(1,252)	(3,329)
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	119,295	5,569	113,726	10,122	529	9,593
Net Income, adjusted (non-GAAP)			$282,191			$200,498

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$163.40			$43.82
Adjustments:
Net credit related to fair value changes in contingent consideration from prior acquisitions			—			(1.38)
Goodwill and other long-lived asset impairment charges			8.89			18.97
Settlement gain related to retiree annuity pension purchase			(109.62)			—
Charges related to non-operating Voluntary Retirement Incentive Program and Separation Incentive Programs			3.52			1.57
Net gains on marketable equity securities			(30.41)			(21.93)
Net losses of affiliates whose operations are not managed by the Company			0.59			2.53
Gain on sale of certain businesses and websites			(1.19)			(1.59)
Non-operating loss (gain), net, from valuation adjustments, sales and impairments of cost and equity method investments			2.80			(0.54)
Credit to interest expense resulting from gains realized related to the termination of interest rate swaps			—			(0.72)
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			25.65			2.05
Diluted income per common share, adjusted (non-GAAP)			$63.63			$42.78

The adjusted diluted per share amounts may not compute due to rounding.
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